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                                                                  Exhibit (h.36)

                        AMENDMENT TO SUBLICENSE AGREEMENT

     This Amendment to the Sublicense Agreement dated October 30, 2007 (the "Agreement") between Barclays Global Investors, N.A. ("BGI"), a national banking association, and iShares Trust ("iShares"), a Delaware statutory trust, is effective as of November 12, 2008.

     WHEREAS, pursuant to Section 7 of the Agreement the parties may amend the Agreement from time to time; and

     NOW THEREFORE, Exhibit A is hereby deleted in its entirety and amended to read as attached.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed as of the date first set forth above.

BARCLAYS GLOBAL INVESTORS, N.A.


By: /s/ Geoffrey D. Flynn
    ----------------------------------------
Name: Geoffrey D. Flynn
Title: Managing Director


By: /s/ Eilleen M. Clavere
    ----------------------------------------
Name: Eilleen M. Clavere
Title: Principal


iSHARES TRUST


By: /s/ Geoffrey D. Flynn
    ----------------------------------------
Name: Geoffrey D. Flynn
Title: Treasurer and Chief Financial Officer

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                                    Exhibit A

FTSE NAREIT Real Estate 50 Index
FTSE NAREIT Residential Index
FTSE NAREIT Industrial/ Office Index
FTSE NAREIT Retail Index
FTSE NAREIT Mortgage REIT's Index
FTSE EPRA/ NAREIT Global Real Estate ex-US Index
FTSE Developed Smallcap ex-North America Index
FTSE EPRA/ NAREIT North America Index
FTSE EPRA/ NAREIT Europe Index
FTSE EPRA/ NAREIT Asia Index
FTSE China (HK Listed) Index